SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 17, 2001

                        AirNet Communications Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                   000-28217                           59-3218138
           (Commission File Number)          (IRS Employer Identification No.)


              100 Rialto Place, Suite 300, Melbourne, Florida 32901
               (Address of Principal Executive Offices) (Zip Code)

                                 (321) 953-6600
              (Registrant's Telephone Number, Including Area Code)


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                        ITEM 9. REGULATION FD DISCLOSURE

On January 17, 2001, AirNet Communications Corporation held a publicly available conference call for analysts and investors and presented its revised business plan for 2001. During the call, the forecasted quarterly earnings per share for 2001 were unintentionally presented incorrectly. The correct forecasted quarterly earnings per share are as follows:

o For the quarter ending March 31, 2001, the forecasted loss is expected to be between $.59-$.61 per share.

o For the quarter ending June 30, 2001, the forecasted loss is expected to be between $.54-$.56 per share.

o For the quarter ending September 30, 2001, the forecasted loss is expected to be between $.45-$.47 per share.

o For the quarter ending December 31, 2001, the forecasted loss is expected to be between $.40-$.42 per share.


               Safe Harbor Statement Under the Private Securities
                         Litigation Reform Act of 1995

The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward looking statements include statements regarding the transition and evolution to high-speed data and wireless Internet services, future sales to customers and customer deployment plans and future earnings. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and we assume no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those projected. Potential risks and uncertainties include, but are not limited to, our limited customer base, competitive pressures that may reduce gross margins, expansion into international markets, and credit risks from financed customers. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999.




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                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AirNet Communications Corporation


                                       By:  /s/ R. Lee Hamilton, Jr.
                                          -------------------------------------
                                           R. Lee Hamilton, Jr.
                                           President and Chief Executive Officer
Date:  January 18, 2001